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                                                                   EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in the Annual Report of International Remote Imaging Systems, Inc. on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such registration statement.



/s/ PricewaterhouseCoopers LLP
-------------------------------
PricewaterhouseCoopers LLP
Los Angeles, California


May 25, 2000